UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2019

NorthStar Healthcare Income, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55190 (Commission File Number)	27-3663988 (I.R.S. Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 547-2600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class common stock, par value $0.01 per share	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Determination of Estimated Value Per Share

Overview

On December 3, 2019, upon the recommendation of the audit committee (the “Audit Committee”) of the board of directors (the “Board”) of NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”), the Board, including all of its independent directors, approved and established an estimated value per share of NorthStar Healthcare’s common stock of $6.25. The estimated value per share is based upon the estimated value of NorthStar Healthcare’s assets less the estimated value of NorthStar Healthcare’s liabilities as of June 30, 2019, divided by the number of shares of NorthStar Healthcare’s common stock outstanding as of June 30, 2019. The information used to generate the estimated value per share, including market information, investment- and property-level data and other information provided by third parties, was the most recent information practically available as of June 30, 2019.

Process

The estimated value per share was calculated with the assistance of the CNI NSHC Advisors, LLC (the “Advisor”) and Robert A. Stanger & Co., Inc. (“Stanger”), an experienced third-party independent valuation and consulting firm engaged by NorthStar Healthcare to assist with the valuation of its assets and liabilities. The engagement of Stanger was approved by the Board, including all of its independent directors. Stanger has extensive experience in conducting asset valuations, including appraisals of healthcare properties and debt investments similar to those owned by NorthStar Healthcare. While NorthStar Healthcare and other entities managed or sponsored by affiliates of Colony Capital, Inc., NorthStar Healthcare’s sponsor, have engaged or may engage Stanger in the future for services of various kinds, NorthStar Healthcare believes that there are no material conflicts of interest with respect to its engagement of Stanger.

The Audit Committee recommended and the Board established the estimated value per share based upon the analyses and reports provided by Stanger and the Advisor, including an evaluation of NorthStar Healthcare’s assets and liabilities as of June 30, 2019. In arriving at its recommendation, the Audit Committee relied in part on valuation methodologies that the Advisor and Stanger believe are standard and acceptable in the real estate and non-listed real estate investment trust (“REIT”) industries for the types of assets and liabilities held by NorthStar Healthcare. The process for estimating the value of NorthStar Healthcare’s assets and liabilities was performed in accordance with the provisions of the Institute for Portfolio Alternatives Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. NorthStar Healthcare believes that the valuation was developed in a manner reasonably designed to ensure its reliability.

On December 3, 2019, Stanger delivered its report related to the valuation of NorthStar Healthcare’s assets and liabilities as of June 30, 2019, reflecting the estimated range of values for NorthStar Healthcare’s 75 healthcare real estate properties, eleven of which have excess land and two undeveloped land parcels (collectively, the “Healthcare Properties”), four healthcare real estate investments and one healthcare real estate property management platform held through unconsolidated joint ventures (the “Joint Venture Investments”), one healthcare-related commercial real estate debt investment (the “Healthcare Debt Investment”) and 44 healthcare real estate liabilities (“Healthcare Borrowings”), as further described below.

The Board currently expects that NorthStar Healthcare’s next estimated value per share will be based upon its assets and liabilities as of June 30, 2020, and that such value will be included in a report filed with the U.S. Securities and Exchange Commission (the “SEC”). NorthStar Healthcare intends to publish estimated values per share annually, although NorthStar Healthcare may determine to publish such revised values more frequently.

Valuation Methodology

Valuation of Healthcare Properties

To estimate the range of value of the Healthcare Properties, Stanger conducted an appraisal for 60 Healthcare Properties, seven of which had excess land, and two undeveloped land parcels, and relied upon third-party appraisals for 15 Healthcare Properties, four of which had excess land (the “Third-Party Appraisals”), each performed in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and each with an effective valuation date of June 30, 2019. In determining the value of each Healthcare Property, Stanger and the other third-party appraisers utilized all information that they deemed relevant, including information from the Advisor and its own data sources, including trends in capitalization rates, leasing rates and other economic factors. In conducting its appraisals of the 60 Healthcare Properties, other than for the two undeveloped land parcels and any excess land associated with the 60 Healthcare Properties, Stanger utilized a direct capitalization approach by applying a market capitalization rate for each Healthcare Property to the estimated forward-year annual stabilized net operating income for each property, which Stanger believes is the most appropriate methodology for valuing healthcare assets similar to those owned by NorthStar Healthcare. In selecting each capitalization rate range, Stanger took into account, among other factors, prevailing capitalization rates in the healthcare property sector, the property’s location, age and condition, the property’s operating trends and lease coverage ratios, if applicable, and other unique property factors. As applicable, Stanger adjusted the capitalized value range of each Healthcare Property it appraised for any excess land, deferred maintenance or other anticipated property capital expenditures, lease-up costs and other adjustments as appropriate to estimate the “as-is” value range of each of the Healthcare Properties it appraised. For the 15 Healthcare Properties that were appraised by an independent third party, Stanger reviewed and relied upon the Third-Party Appraisals, all of which were as of June 30, 2019. The Third-Party Appraisals utilized a direct capitalization approach for each Healthcare Property, with additional support provided by a discounted cash flow (“DCF”) analysis. Capitalization and discount rates were selected by the third-party appraisers by taking into account, among other factors, prevailing capitalization and discount rates in the healthcare property sector as deemed appropriate for each property. For the Healthcare Properties with excess land and the two undeveloped land parcels, Stanger or the third-party appraiser, as appropriate, valued the land by utilizing a comparable sales analysis, where land sales or listings in the market were analyzed and a market-based value indication per square foot or acre was derived and applied to the land parcel to determine the parcel’s estimated market value. Stanger adjusted the “as-is” property values as of June 30, 2019, as appropriate, for NorthStar Healthcare’s allocable ownership interest in the Healthcare Properties to account for the interests of any third-party investment partners, including any priority distributions. Stanger’s appraisal and the Third-Party Appraisals were certified by an appraiser licensed in the state in which the Healthcare Properties were located. The range of capitalization rates applied to value the Healthcare Properties was approximately 6.0% to 9.3% with a weighted average capitalization rate of approximately 6.9% for the low-end of Stanger’s estimated value per share range and approximately 5.5% to 8.8% with a weighted average of approximately 6.3% at the high-end of Stanger’s estimated value per share range. The weighted average capitalization rate applied to the Healthcare Properties underlying the $6.25 estimated per share value was approximately 6.7%.

As of June 30, 2019, the estimated value of the Healthcare Properties underlying the $6.25 estimated per share value was $1.99 billion, compared with an aggregate cost, including purchase price, deferred costs, and other assets of $2.16 billion (the “Property Purchase Price”).

Valuation of Joint Venture Investments

The healthcare real estate portfolios held through the four healthcare real estate Joint Venture Investments were valued similarly to the process described above in “Valuation of Healthcare Properties.” For each healthcare real estate Joint Venture Investment, Stanger estimated the aggregate value range of the underlying healthcare properties and added or subtracted, as appropriate, outstanding borrowings, after factoring in any adjustments for above- or below-market in-place financing, as deemed applicable based on information provided on such borrowings, and other joint venture balance sheet assets and liabilities to derive an estimated equity value range of the healthcare real estate Joint Venture Investments. Stanger then applied the terms of the applicable joint venture agreement, including any distribution priorities, to its equity value estimate to establish NorthStar Healthcare’s allocable share of these healthcare real estate Joint Venture Investments. The range of weighted average capitalization rates applied to the healthcare real estate Joint Venture Investments for the low-end of Stanger’s estimated value per share range was approximately 7.1% to 9.9% with a weighted average capitalization rate across all the healthcare real estate Joint Venture Investments of approximately 8.2%, and a range of approximately 6.6% to 9.4% with a weighted average of approximately 7.7% for the high-end of Stanger’s estimated value per share range. The weighted average capitalization rate applied to the healthcare real estate Joint Venture Investments underlying the $6.25 estimated per share value was approximately 8.0%.

The one healthcare real estate property management platform held through a Joint Venture Investment (the “Solstice Joint Venture”) is a property management venture that as of June 30, 2019 manages solely NorthStar Healthcare’s 32-property independent living portfolio (the “Winterfell Portfolio”). To estimate the value of the Solstice Joint Venture, Stanger reviewed the joint venture agreements, historical revenues and earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the Solstice Joint Venture, historical and budgeted property operating revenues for the Winterfell Portfolio, the estimated property revenue utilized in the appraisal for the Winterfell Portfolio, and revenue and EBITDA valuation metrics associated with real estate management companies. Based on the above, Stanger determined an appropriate range of revenue and EBITDA multiples for the Solstice Joint Venture to determine a value range for the Solstice Joint Venture. The range of multiples applied to the estimated Solstice Joint Venture revenues was approximately 1.0x to 1.5x for the low-end and high-end of Stanger’s estimated value per share range, respectively, and the multiples applied to the estimated Solstice Joint Venture EBITDA ranged from approximately 6.0x to 7.0x. The revenue multiple and EBITDA multiple underlying the $6.25 estimated per share value was approximately 1.3x and 6.5x, respectively. Stanger then applied the terms of the Solstice Joint Venture agreements, including any distribution priorities and considering transfer rights associated with the joint venture interest, to its Solstice Joint Venture value estimate to establish the value range of NorthStar Healthcare’s interest in the Solstice Joint Venture.

As of June 30, 2019, the estimated value of the Joint Venture Investments underlying the $6.25 estimated per share value was $488.7 million, compared with an aggregate equity contribution of $511.1 million (the “Joint Venture Equity Contribution”).

Valuation of Healthcare Debt Investment

Stanger reviewed the terms of the one Healthcare Debt Investment and given that it matures on January 30, 2021 and is prepayable without penalty as of July 1, 2019, Stanger determined that the fair market value under the low, high and $6.25 estimated per share value that a current market participant would ascribe to the Healthcare Debt Investment was equal to its current unpaid principal balance, or $75.0 million (the “Principal Amount”). Given this, the implied discount rate underlying Stanger’s estimate of the value of the Healthcare Debt Investment was equal to its effective contractual interest rate, or approximately 10.2% under the low, high and $6.25 estimated per share value.

Valuation of Healthcare Borrowings

Stanger estimated the fair value range of NorthStar Healthcare’s long-term liabilities by discounting the stream of expected interest and principal payments for each liability by an interest rate range that Stanger estimated a current market participant would require for instruments with similar collateral and duration assuming an orderly market environment, taking into account factors such as remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position and other factors deemed relevant. The range of discount rates used by Stanger to estimate the value of the Healthcare Borrowings ranged from approximately 3.4% to 6.8% with a weighted average of approximately 5.5% for the low-end of Stanger’s estimated per share value range, and ranged from approximately 3.3% to 6.8% with a weighted average of approximately 5.4% for the high-end of Stanger’s estimated per share value range. The weighted average discount rate applied to the Healthcare Borrowings underlying the $6.25 estimated per share value was approximately 5.5%.

As of June 30, 2019, the gross estimated value of the Healthcare Borrowings underlying the $6.25 estimated per share value was $1.40 billion, compared with an aggregate gross outstanding principal amount of $1.47 billion.

Cash, Other Tangible Assets and Other Liabilities

The fair value of NorthStar Healthcare’s cash, other tangible assets and liabilities, including escrowed cash held from the sale of a prior unconsolidated healthcare property joint venture, was estimated by the Advisor to approximate carrying value as of June 30, 2019 and Stanger relied upon and utilized such amounts in its determination of the estimated value range per share.

Estimated Value Per Share

Based on the above valuations and estimates and subject to the assumptions and limiting conditions contained in its report, Stanger estimated the net asset value range per fully diluted common share outstanding of NorthStar Healthcare as of June 30, 2019 from $5.93 to $7.22 per share. Based on its review of the Stanger report and the analysis of the Advisor, the Audit Committee recommended and the Board approved an estimated value per share of $6.25 as of June 30, 2019.

The table below illustrates a breakdown of NorthStar Healthcare’s estimated value per share as of June 30, 2019 ($ in thousands, except per share values):

	Estimated Value	Estimated Value Per Share
Healthcare Properties	$1,993,610	$10.54
Joint Venture Investments	488,704	2.58
Healthcare Debt Investment	75,000	0.40
Cash and other tangible assets	62,651	0.33
Healthcare Borrowings	(1,397,963)	(7.39)
Other Liabilities	(40,434)	(0.21)
Estimated net asset value as of June 30, 2019	$1,181,568	$6.25
Estimated enterprise value per share		None assumed

Shares outstanding (in thousands)	189,182

In the aggregate, the estimated value of NorthStar Healthcare’s Healthcare Properties, Joint Venture Investments and Healthcare Debt Investment of approximately $2.56 billion represents an approximate 6.8% decrease in value compared to the aggregate cost of the Healthcare Properties, the Joint Venture Equity Contribution and the Principal Amount.

As previously described, the estimated value per share recommended by the Audit Committee and approved by the Board does not reflect NorthStar Healthcare’s “enterprise value,” which may include a premium or discount for:

•	the large size of NorthStar Healthcare’s portfolio, as some buyers may pay more for a portfolio of investments compared to prices for individual investments;

•
the characteristics of NorthStar Healthcare’s working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;

•	disposition and other expenses that would be necessary to realize the value;

•	the services being provided by personnel of the Advisor under the advisory agreement and NorthStar Healthcare’s potential ability to secure the services of a management team on a long-term basis; or

•	the potential difference in per share value if NorthStar Healthcare were to list its shares of common stock on a national securities exchange.

On December 3, 2019, Stanger delivered its valuation report to the Audit Committee. The Audit Committee was given an opportunity to confer with the Advisor and Stanger regarding the methodologies and assumptions used therein, and determined to recommend to the Board the estimated value per share of NorthStar Healthcare’s common stock.

The Board is ultimately and solely responsible for the establishment of the estimated value per share of NorthStar Healthcare’s common stock. In arriving at its determination of the estimated value per share, the Board considered all information provided in light of its own familiarity with NorthStar Healthcare’s assets and unanimously approved the estimated value recommended by the Audit Committee.

Sensitivity Analysis

Changes to the key assumptions used to arrive at the estimated value per share, including the capitalization rates and discount rates used to value the Healthcare Properties, Joint Venture Investments and Healthcare Borrowings, would have a significant impact on the underlying value of NorthStar Healthcare’s assets. The following table presents the impact on the estimated value per share of NorthStar Healthcare’s common stock resulting from a 5.0% increase and decrease to (1) the capitalization rates used to value the Healthcare Properties, (2) the capitalization rates used to value the Joint Venture Investments (and the discount rates used in the determination of the debt fair market values within the Joint Venture Investments) and (3) the discount rates used to value the Healthcare Borrowings:

	Range of Value
	Low	Estimated Value	High
Estimated Net Asset Value Per Share	$5.38	$6.25	$7.20
Weighted Average Capitalization Rate (Healthcare Properties)	7.1%	6.7%	6.4%
Weighted Average Capitalization Rate (Joint Venture Investment)(1)	8.2%	8.0%	7.7%
Weighted Average Discount Rate (Healthcare Borrowings)	5.3%	5.5%	5.8%
_______________

(1)	Includes the effective EBITDA capitalization rate applied to the Solstice Joint Venture.

The following table presents the impact on the estimated value per share of NorthStar Healthcare’s common stock resulting from a 5.0% increase and decrease to (1) the capitalization rates used to value the Healthcare Properties, (2) the capitalization rates used to value the Joint Venture Investments (and the discount rates used in the determination of the debt fair market values within the Joint Venture Investments) and (3) the discount rates used to value the Healthcare Borrowings, with the impact of each asset or liability class within NorthStar Healthcare’s portfolio shown in isolation:

	Range of Value
	Low	Estimated Value	High
Healthcare Properties (Capitalization Rates)	$5.76	$6.25	$6.80
Joint Venture Investments (Capitalization Rates)(1)	$5.95	$6.25	$6.56
Healthcare Borrowings (Discount Rates)	$6.16	$6.25	$6.33
All investments, net of Healthcare Borrowings	$5.38	$6.25	$7.20
_______________

(1)	Includes the impact of 5% increase and decrease to the interest rates used in the determination of the debt fair market values within the Joint Venture Investments.

The above sensitivity analysis differs from the methodology employed by Stanger to generate the range of estimated per share values in its report. The sensitivity analysis above assumes a 5.0% increase and decrease to the underlying valuation assumptions, which generally differs from the adjustments to the valuation assumptions employed by Stanger in its valuation report.

Limitations and Risks

As with any valuation methodology, the methodologies used to determine the estimated value per share are based upon a number of estimates and assumptions that may prove later to be inaccurate or incomplete. Further, different market participants using different assumptions and estimates could derive different estimated values.

Although the Board relied on estimated value ranges of NorthStar Healthcare’s assets and liabilities in establishing the estimated value per share, the estimated value per share may bear no relationship to NorthStar Healthcare’s book or asset value. In addition, the estimated value per share may not represent the price at which the shares of NorthStar Healthcare’s common stock would trade on a national securities exchange, the amount realized in a sale, merger or liquidation of NorthStar Healthcare or the amount a stockholder would realize in a private sale of shares.

The estimated value of NorthStar Healthcare’s assets and liabilities is as of a specific date and such value is expected to fluctuate over time in response to future events, including but not limited to, changes to commercial real estate values, particularly healthcare-related commercial real estate, developments related to individual assets, changes in market interest rates for commercial real estate debt, changes in capitalization rates, rental and growth rates, changes in laws or regulations impacting the healthcare industry, demographic changes, returns on competing investments, changes in administrative expenses and other costs, the amount of distributions on NorthStar Healthcare’s common stock, repurchases of NorthStar Healthcare’s common stock, changes in the number of shares of NorthStar Healthcare’s common stock outstanding, the proceeds obtained for any common stock transactions, local and national economic factors and the factors specified in Part I, Item 1A of NorthStar Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. There is no assurance that the methodologies used to establish the estimated value per share would be acceptable to the Financial Industry Regulatory Authority, Inc. or in compliance with guidelines pursuant to the Employee Retirement Income Security Act of 1974 with respect to their reporting requirements.

Share Repurchase Program

In accordance with the terms of NorthStar Healthcare’s share repurchase program (the “SRP”), effective immediately, solely in connection with a stockholder’s death or qualifying disability, shares will be repurchased at a price equal to the lesser of the price paid for the shares, as adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock, or $6.25, the current estimated value per share of NorthStar Healthcare’s common stock.

Safe Harbor Statement

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “may,” “plans,” “intends,” “expects” or other similar words or expressions. These statements are based on NorthStar Healthcare’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; NorthStar Healthcare can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Healthcare’s expectations include, but are not limited to, the actual value of NorthStar Healthcare’s common stock upon a listing, if any, the amount realized by a stockholder in the event of a sale, merger or liquidation of NorthStar Healthcare or a private sale of shares, variations in facts underlying the assumptions used to estimate the valuation of NorthStar Healthcare’s common stock, changes in market interest rates for healthcare real estate debt investments, changes to healthcare real estate values, fluctuations in portfolio premiums and enterprise value and the extent to which these factors may impact NorthStar Healthcare’s estimated value per share in the future, changes in capitalization rates, rental and growth rates, returns on competing investments, changes in administrative expenses and other costs, the amount of distributions on NorthStar Healthcare’s common stock, repurchases of NorthStar Healthcare’s common stock, changes in the number of shares of NorthStar Healthcare’s common stock outstanding and the proceeds obtained for any common stock transactions, changes in the size and diversity of NorthStar Healthcare’s portfolio, the impact of any losses from NorthStar Healthcare’s investments on cash flow and returns, property level cash flow, the ability to achieve targeted returns, the impact of actions taken by joint venture partners, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, changes to generally accepted accounting principles, policies and rules applicable to REITs and the factors specified in Part I, Item 1A of NorthStar Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as in NorthStar Healthcare’s other filings with the SEC. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Healthcare on the date of this report and NorthStar Healthcare is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: December 9, 2019	By:	/s/ Frank V. Saracino
Frank V. Saracino
Chief Financial Officer

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